UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2014

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, the Board of Directors of AvalonBay Communities, Inc. (the “Company”) voted to appoint Ronald L. Havner, Jr. to the Board of Directors, effective September 16, 2014.  A press release announcing his appointment is attached as Exhibit 99.1.

Mr. Havner is the Chairman of the Board, Chief Executive Officer, and President of Public Storage, a real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities.  He was elected Vice Chairman and Chief Executive Officer of Public Storage in 2002 and was elected Chairman of the Board in August 2011.  Mr. Havner has been Chairman of the Board of Public Storage’s affiliate, PS Business Parks, Inc., since March 1998.  He is also the 2014 Chairman of the Board of NAREIT.

Mr. Havner will serve as an independent director and upon his appointment will serve on the Investment and Finance Committee and the Audit Committee of the Board.  Mr. Havner will receive a grant of restricted stock or deferred units on October 15 (his 30th day of service on the Board) with a value equal to $84,587 based on the closing price of the Company’s common stock on the New York Stock Exchange on that date, to be awarded under a restricted stock or restricted unit agreement in substantially the same form used for current non-employee directors of the Company.  This amount represents a pro rata portion of the annual retainer paid to other non-employee directors following the 2014 Annual Meeting of Stockholders.  Such shares or units will vest in three equal installments on December 1, 2014, March 1, 2015, and May 20, 2015 (or, if earlier, the day prior to the 2015 Annual Meeting).  Mr. Havner will also receive a payment of $12,528 in cash or, if timely elected, deferred units, on December 1, 2014.  Thereafter, Mr. Havner will receive the same compensation as other non-employee directors, including quarterly payments of $15,000 in cash or, if timely elected, deferred units on the same schedule as other directors.

In connection with Mr. Havner’s appointment to the Board of Directors, the Company anticipates that it will enter into an Indemnification Agreement with Mr. Havner in substantially the same form previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

In connection with this appointment, the Board of Directors also changed the size of the Board from nine to ten directors.

ITEM 9.01                                  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated August 7, 2014. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

August 7, 2014
	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 7, 2014